Exhibit 99.1
SandRidge Mississippian Trust I Announces Update Regarding Future Distribution of Net Asset Sale Proceeds
SANDRIDGE MISSISSIPPIAN TRUST I
The Bank of New York Mellon Trust Company, N.A., Trustee
___________________________________________________________________________________________News Release
For Immediate Release
HOUSTON, Texas July 27, 2021 — SANDRIDGE MISSISSIPPIAN TRUST I (OTC: SDTTU) today announced that because of the statutory requirement to provide for the Trust’s potential liabilities with respect to the securities litigation described in the Trust’s annual and quarterly reports filed with the Securities and Exchange Commission, the Trust will not be distributing to holders of record as of the close of business on August 13, 2021 the net proceeds from the sale of the Trust’s assets to SandRidge Energy, Inc. (“SandRidge”) that occurred on April 22, 2021. Instead, the Trustee is withholding such net proceeds as part of its cash reserve. After the securities litigation has been resolved, the Trustee will distribute any remaining cash reserves following the payment of the Trust’s estimated remaining expenses and liabilities.

The Trust will remain in existence until the filing of a certificate of cancellation with the Secretary of State of the State of Delaware following the completion of the winding up process.

As described in the Trust’s annual and quarterly reports filed with the Securities and Exchange Commission (the “SEC”), the trust agreement governing the Trust (the “trust agreement”) requires the Trust to dissolve and commence winding up of its business and affairs if cash available for distribution for any four consecutive quarters, on a cumulative basis, is less than $1.0 million. As cash available for distribution for the four consecutive quarters ended September 30, 2020, on a cumulative basis, totaled approximately $815,000, the Trust was required to dissolve and commence winding up beginning as of the close of business on November 13, 2020. Accordingly, the Trustee was required to sell all of the Trust’s assets, either by private sale or public auction, and distribute the net proceeds of the sale to the Trust unitholders after payment, or reasonable provision for payment, of all Trust liabilities, which is expected to include the establishment of cash reserves in such amounts as the Trustee in its discretion deems appropriate for the purpose of making reasonable provision for all claims and obligations of the Trust, including any contingent, conditional or unmatured claims and obligations, in accordance with the Delaware Statutory Trust Act. Among such contingent, conditional or unmatured claims for which the Trustee expects it will need to make provision out of the net proceeds of the sale are the Trust’s potential liabilities with respect to the securities litigation described in the Trust’s annual and quarterly reports filed with the SEC. Such a reserve could reduce or eliminate the amount of, or delay the timing of payment of, sale proceeds that may be distributed to unitholders. Additionally, the sale process involved costs that reduce the amount of distributable income to unitholders.

As previously disclosed, on April 22, 2021, the Trust and SandRidge Exploration and Production, LLC (the “Purchaser”), a wholly owned subsidiary of SandRidge, entered into a Purchase and Sale Agreement (the “Agreement”) for the sale of all of the overriding royalty interests held by the Trust (the “Royalty Interests”) to the Purchaser for a purchase price of $4,850,000. The sale closed on April 22, 2021, with an effective date of April 1, 2021. Accordingly, because the Agreement entitles the Purchaser to the revenues from the oil and natural gas production attributable to the Royalty Interests since April 1, 2021, the Trust will not receive any further proceeds from such production and therefore will not make any further regular quarterly cash distributions to the Trust unitholders.

The Trust owned royalty interests in oil and natural gas properties in the Mississippian formation in Alfalfa, Garfield, Grant and Woods counties in Oklahoma and was entitled to receive proceeds from the sale of production attributable to the royalty interests. As described in the Trust’s filings with the SEC, the amount of the quarterly distributions fluctuated from quarter to quarter, depending on the proceeds received by the Trust as a result of actual production volumes, oil, natural gas and NGL prices, and the amount and timing of the Trust’s administrative expenses, among other factors. All Trust unitholders share distributions on a pro rata basis.

Distributable income was calculated as follows (in thousands, except for unit and per unit amount):

Proceeds from sale of Trust assets	$4,850
Expenses of sale of Trust assets	350
Net proceeds from sale of Trust assets	4,500
Reserve for potential liabilities	4,500
Distributable income	–
Distributable income available to unitholders	–
Distributable income per unit (28,000,000 units issued and outstanding)	–
–

Pursuant to Internal Revenue Code Section 1446, withholding tax on income effectively connected to a United States trade or business allocated to non-U.S. persons ("ECI") should be made at the highest marginal rate. Under Section 1441, withholding tax on fixed, determinable, annual, periodic income from United States sources allocated to non-U.S. persons should be made at a 30% rate unless the rate is reduced by treaty. This is intended to be a qualified notice by SandRidge Mississippian Trust I to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b), and while specific relief is not specified for Section 1441 income, this disclosure is intended to suffice. Nominees and brokers should withhold at the highest marginal rate on the distribution made to non-U.S. persons. The Tax Cuts and Jobs Act (the "TCJA") enacted in December 2017 treats a non-U.S. holder's gain on the sale of Trust units as ECI to the extent such holder would have had ECI if the Trust had sold all of its assets at fair market value on the date of the sale of such units. The TCJA also requires a transferee of units to withhold 10% of the amount realized on the sale or exchange of such units (generally, the purchase price) unless the transferor certifies that it is not a nonresident alien individual or foreign corporation or another exemption is available. Pursuant to final Treasury Regulations issued on October 7, 2020, this new withholding obligation will become applicable to transfers of units in publicly traded partnerships such as the Trust (which is classified as a partnership for federal and state income tax purposes) occurring on or after January 1, 2022.

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unitholders; expectations regarding the timing of the completion of the winding up of the Trust, including the distribution of remaining cash reserves and the cancellation of the Trust units; and expectations regarding the costs involved in the sale process. The anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from SandRidge with respect to the relevant period. Any differences in actual cash receipts by the Trust could affect this distributable amount. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will be significantly and negatively impacted by the volatility in commodity prices, which have experienced significant fluctuations since the beginning of 2020 in response to the economic effects of the COVID-19 pandemic and the actions taken by Russia and the members of the Organization of Petroleum Exporting Countries.

Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses and any contingent, conditional or unmatured claims and obligations such as the securities litigation, and the effect, impact, potential duration or other implications of the COVID-19 pandemic. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither SandRidge nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in Common Units issued by SandRidge Mississippian Trust I is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, and all of its other filings with the SEC. The Trust’s annual, quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact:	SandRidge Mississippian Trust I
The Bank of New York Mellon Trust Company, N.A., as Trustee
Sarah Newell
1(512) 236-6555